PERFUMANIA, INC.
                           SUBORDINATED SECURED NOTE

$8,000,000                                                      October 4, 1999


         FOR VALUE RECEIVED, Perfumania, Inc., a Florida corporation (the "Company"), hereby unconditionally promises to pay to the order of Parlux Fragrances, Inc., a Delaware corporation (the "Holder"), in immediately available funds, the principal amount of Eight Million Dollars ($8,000,000), in consideration of the partial discharge of Accounts Receivable due from the Company to the Holder, and to pay interest on the unpaid principal amount hereof at the rate set forth in Section 4. All amounts owed hereunder shall be paid in lawful money of the United States of America.

         This Note is subject to the following terms and conditions:

         1. Security. This Note and the amounts payable hereunder, including principal and accrued interest, is secured by that Security Agreement between the Holder and the Company dated as of the date hereof ("Security Agreement").

         2. Subordination. This Note and the amounts payable hereunder, including principal and accrued interest shall be subordinate and junior to the Senior Bank Loans. For the purpose of this Note, "Senior Bank Loans" shall mean any and all obligations, liabilities and indebtedness of the Company to LaSalle Bank N.A. (the "Senior Lender"), all obligations, liabilities and indebtedness in connection with the refinancing of the indebtedness to the Senior Lender and any other financing by a bank or lending institution obtained by the Company on or after the date hereof, including new financial accommodations with the Company's present bank or a new bank or lending institution.

         3. Payment of Principal. The Company shall punctually pay or cause to be paid to Holder, or its assigns the principal of this note in installments as follows:

         (i) the Company shall pay the principal sum of $3,000,000 on October 6, 1999;

         (ii) the Company shall pay six equal monthly installments in the principal sum of $500,000, commencing on the last business day of November 1999, and continuing on the last business day of each month thereafter through and including April 2000; and

         (iii) the Company shall pay the principal sum of $2,000,000 on May 31, 2000.

The outstanding principal balance of this Note may be prepaid by the Company at any time and from time to time, without premium or penalty of any kind or nature whatsoever. Prepayments shall be applied to the installments due hereunder in order of maturity.

         4. Payments of Interest. With each payment of principal made pursuant to Section 3, the Company shall pay or cause to be paid to Holder interest on the unpaid principal amount hereof at the then current Prime Rate plus one percent. As used herein, the term "Prime Rate" shall mean for each calendar month the prime rate listed in the Wall Street Journal in the "Money Rates" column published on the date which is one Business Day (as defined below) prior to the beginning of such calendar month for such calendar month. If the Prime



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Rate cannot be determined in accordance with the preceding sentence, then the
Company will notify Holder and instead determine the Prime Rate by using the rates offered to prime banks by Citibank, N.A. (but in all other respects in accordance with the preceding sentence).

         5. Payments. Any payment hereunder which is stated to be due on a day which is not a Business Day shall be made on the next succeeding Business Day (and interest shall accrue for such extension of time). "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banks in Chicago, Illinois are authorized or required by law to be closed.

         6. Default.

         (a) Default. The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder:

         (i) if the Company becomes insolvent or makes an assignment for the benefit of creditors;

         (ii) if there shall be filed by or against the Company any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect or any proceeding shall be commenced with respect to the Company under any insolvency, readjustment of debt, reorganization, dissolution, liquidation or similar law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), provided that in the case of any involuntary filing or the commencement of any involuntary proceeding against the Company such proceeding or petition shall have continued undismissed and unvacated for 30 days; or

         (iii) if any petition or application to any court or tribunal, at law or in equity, shall be filed by or against the Company for the appointment of any receiver or Company for the Company or any material part of the property of the Company, provided that in the case of any involuntary filing against the Company, such proceeding or appointment shall have continued undismissed and unvacated for 30 days; or

         (iv) if the Company shall fail for any reason to make any payment of principal and/or interest hereunder within 10 business days after such payment is due; or

         (v) if the Company shall fail for any reason to make any payment of principal and interest under any Senior Bank Loan, within 30 days after such payment is due.

         (b) Remedies Upon Default; Default Interest.

         (i) If any Event of Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of the Holder under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Holder may, at its option, declare any or all amounts owing under this Note to be due and payable, whereupon the then unpaid balance hereof, together with all accrued and unpaid interest thereon, shall forthwith become due and payable.

         (ii) Upon the occurrence of an Event of Default, or upon the maturity hereof (by acceleration or otherwise), the principal and any accrued but unpaid interest owing on said principal sum (the "Obligations") shall bear interest from the date of occurrence of such Event of Default or such maturity until collection (including any period of time occurring after judgment), at the "Default Rate," being the lower of (A) the highest rate allowed by applicable

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

law, or (B) a simple interest rate per annum equal to 3% above the Prime Rate in effect on the date of maturity (acceleration or otherwise). All default interest charges (X) shall be in addition to, and not in lieu of, any other remedy available to Holder; (Y) shall be added to the Obligations and secured by the Security Agreement, and (Z) shall not be construed as an agreement or privilege to extend the date of the payment of the Obligations, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default.

         7. Lost, Stolen, Mutilated or Destroyed Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence (which may consist of a signed affidavit of the Holder) of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity all reasonably satisfactory to the Company.

         8. Other Matters

         (a) Sale of Note; Assignment. This Note is negotiable, and this Note may be sold, assigned, transferred or conveyed, by pledge or otherwise, without the prior written consent of the Company.

         (b) Modification; Waiver. This Note may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Holder. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or hereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder. Any waiver must be in writing. The rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

          (c) Notices. Any notice required or permitted to be given hereunder ("Notices") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows: (i) if to the Company: 11701 N.W. 101st Road, Miami, Florida 33178, Attn: President, telecopy no. (305) 888-0628, with a copy to:
Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131, Attn:
Kenneth C. Hoffman, telecopy no. (305) 579-0717; and (ii) if to the Holder: 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312, Attn: President, telecopy no.
(954) 316-8155, with copy to Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019, Attn: Barry P. Biggar, telecopy no. (212) 262-1910, or such other address as the either party hereto may designate by Notice to the other.

         (d) Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. The rate of interest on this Note is subject to any limitations imposed by applicable usury laws.

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         (e) Headings. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.

         (f) Governing Law. This Note shall be governed by and construed in all respects under the laws of the State of Florida, without reference to its conflict of laws rules or principles.

         (g) Saving Clause. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest on the principal balance due hereunder, at a rate in excess of such maximum rate, the interest rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder notwithstanding the other provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by the undersigned officer thereunto duly authorized.


                                                   PERFUMANIA, INC.


                                                   By: /s/  Jerome Falic
                                                       -----------------
                                                       Name:  Jerome Falic
                                                       Title:  President

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